UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2007

DUSSAULT APPAREL INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52452

(Commission File Number)

98-0513727

(IRS Employer Identification No.)

8010 Melrose Avenue, Los Angeles California, 90046-7010

(Address of principal executive offices and Zip Code)

866.841.2010

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 17, 2007, we appointed Jamie Arthur Lewin as our Chief Financial Officer and we appointed Robert Mintak as our Chief Operating Officer.

Jamie Arthur Lewin

Mr. Lewin has 15 years of progressive experience and responsibility in accounting, financial analysis, financial management and business administration. Mr. Lewin has been the Chief Financial Officer for Abenteuer Resources Corp. since June of 2006 and the Manager of Finance and Administration for CNIB BC/Yukon Division since October 2006. Mr. Lewin has strong work ethic and is highly developed in accounting, financial and information technology.

Robert Mintak

Mr. Robert Mintak has over 25 years of experience in the retail and wholesale industries. His track record in management includes five years with the Robinson group, which was named one of the 50 best managed companies in Canada in 2005, and ten years of management experience in retail. Mr. Mintak is also a certified lighting designer. Mr. Mintak has been the Chief Financial Officer of Open Sundaes for Bath and Body products for the past three years.

Family Relationships

There are no family relationships with Jamie Arthur Lewin, Robert Mintak or any of our other directors and officers.

Certain Related Transactions and Relationships

We have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds $60,000, and in which, to our knowledge, Jamie Arthur Lewin or Robert Mintak has had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUSSAULT APPAREL INC.

By: /s/ Terry Fitzgerald

Terry Fitzgerald
President

Dated: July 19, 2007

CW1331068.1